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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         LINCOLN ELECTRIC HOLDINGS, INC
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              FREDERICK G. STUEBER
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: ....Not
     Applicable

     (2) Aggregate number of securities to which transaction applies: .......Not
     Applicable

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): .........Not
       Applicable

     (4) Proposed maximum aggregate value of transaction: ........Not Applicable

     (5) Total fee paid: .........................................Not Applicable

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: .................................Not Applicable

     (2) Form, Schedule or Registration Statement No.: ...........Not Applicable

     (3) Filing Party: ...........................................Not Applicable

     (4) Date Filed: .............................................Not Applicable
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

                                  LINCOLN LOGO

Dear Shareholder:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders, which will be held on May 4, 1999 at the Wellington Center at 777 Alpha Drive, Highland Heights, Ohio 44143. A map showing the location of the Annual Meeting is on the back cover. No admission tickets are necessary.

     Enclosed with this letter are the Notice of Annual Meeting, the Proxy Statement for the Annual Meeting, a proxy card and an envelope with which to return the proxy card. If you are unable to attend, or plan to be present but want the proxy holders to vote your shares, please sign, date and return the proxy card at your earliest convenience. Participants in the Company's Employee Savings Plan are also encouraged to return the voting instruction card applicable to the Plan, which is also enclosed.

     After seven years of dedicated service to the Company and its shareholders, Craig R. Smith will not be standing for reelection to the Board. Mr. Smith's independent business judgment and demanding standards were of great value to the Company during an important transitional period. We thank him for his important contributions and wish him well in his private life.

     We look forward to the Annual Meeting and seek your support for the continued growth of Lincoln Electric.

                                          Sincerely,
                                          /s/ Anthony A. Massaro
                                          ANTHONY A. MASSARO
                                          Chairman, President and Chief
                                          Executive Officer
                                          Lincoln Electric Holdings, Inc.

March 31, 1999

                                  LINCOLN LOGO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       OF LINCOLN ELECTRIC HOLDINGS, INC.

     Notice is hereby given that the Annual Meeting of Shareholders of Lincoln Electric Holdings, Inc. will be held at the Wellington Center, 777 Alpha Drive, Highland Heights, Ohio 44143 on Tuesday, May 4, 1999 at 3:00 p.m. The principal business of the Annual Meeting will be:

     (a) To elect five directors to serve for a term scheduled to expire in 2002.

     (b) To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the year 1999.

     (c) To transact such other business as may properly come before the Annual Meeting.

     Shareholders of record at the close of business on March 19, 1999 will be entitled to vote at the Annual Meeting or any adjournment thereof.

                                          FREDERICK G. STUEBER
                                          Senior Vice President,
                                          General Counsel and Secretary

                                          Lincoln Electric Holdings, Inc.
                                          22801 St. Clair Avenue
                                          Cleveland, Ohio 44117-1199

March 31, 1999

        IMPORTANT -- THE PROXY FOR HOLDERS OF COMMON SHARES IS ENCLOSED

 PLEASE SIGN, DATE AND RETURN YOUR ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.

>

                        Lincoln Electric Holdings, Inc.
                             22801 St. Clair Avenue
                           Cleveland, Ohio 44117-1199
                                 (216) 481-8100

                                PROXY STATEMENT

     The Board of Directors of Lincoln Electric Holdings, Inc. (the "Company") is furnishing this proxy statement to the Company's shareholders in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of the Company to be held on May 4, 1999.

     If you sign, date and return the enclosed proxy card, the shares represented by the card will be voted in accordance with your instructions. You may revoke your proxy by delivering to the Company a new, later dated proxy with respect to the same shares, or by giving written notice to the Company before or at the Annual Meeting. Your presence at the Annual Meeting will not in and of itself revoke your proxy appointment.

     At the close of business on March 19, 1999, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, the Company had outstanding and entitled to vote 45,404,624 Common Shares. Each Common Share is entitled to one vote on each matter brought before the Annual Meeting.

     In addition to the solicitation of proxies by the use of the mails, the Company may solicit the return of proxies in person, by telephone and by telecopy. Brokerage houses, banks and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. The cost of the solicitation of proxies will be borne by the Company.

     At the Annual Meeting, the results of shareholder voting will be tabulated by the inspector of elections appointed for the Annual Meeting. Under Ohio law, the Company's Articles of Incorporation and its Regulations, properly signed proxies that are marked "abstain" or that are held in "street name" by brokers and not voted on one or more of the items before the Annual Meeting (if otherwise voted on at least one item) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Votes withheld in respect of the election of Directors will not be counted in determining the election of Directors. Abstentions and broker non-votes in respect of Item 2 will have the same effect as votes against such item.

                             ELECTION OF DIRECTORS
                                   Item No. 1

     The Company's Regulations provide for three classes of Directors whose terms expire in different years. The number of Directors to be elected in 1999 has been fixed at five. All of the nominees are to be elected to the Class of 2002 and will hold their positions for a term of three years and until the election of their successors. Unless otherwise directed, shares represented by proxy will be voted in favor of electing the following:

     Class of 2002. Harry Carlson, Thomas A. Corcoran, David H. Gunning, Edward
     E. Hood, Jr., and Paul E. Lego, all of whom, except Mr. Corcoran, have been previously elected as Directors by the shareholders.

     If any of the Director nominees should become unavailable, it is intended that the proxies will be voted as the Board of Directors shall determine. We have no reason to believe that any of the Director nominees will be unavailable. The Ohio General Corporation Law provides that, a quorum being present, the Director nominees receiving the greatest number of votes will be elected as Directors of the Company.

     The following table sets forth information concerning the Director nominees and the Directors whose terms of office will continue after the meeting. Except as otherwise indicated, each of the Director nominees and Directors has had the principal occupation indicated for more than five years.

                                    NOMINEES
--------------------------------------------------------------------------------

NOMINEES FOR TERM ENDING IN 2002                 CURRENT OCCUPATION
----------------------------------------------------------------------------------------------
Harry Carlson                                    Former Vice Chairman of the Company
  Director since 1973
  Member -- Finance Committee and
              Audit Committee
Age -- 64

Mr. Carlson retired on June 30, 1995. Prior to that time, he served as Vice Chairman of the Company.

--------------------------------------------------------------------------------

Thomas A. Corcoran                               President and Chief Operating Officer of the
                                                 Space Sector of Lockheed Martin Corporation
Age -- 55

Mr. Corcoran has served as the President and Chief Operating Officer of the Space Sector of Lockheed Martin Corporation since October 1998. Previously, Mr. Corcoran served as President and Chief Operating Officer of Lockheed Electronics, holding that position since 1995. Prior to that time he was a Vice President, and President of the Electronics Group, of Martin Marietta, which subsequently merged with Lockheed. Mr. Corcoran also is a Director of L-3 Communications Holdings, Inc. and REMEC, Inc.

--------------------------------------------------------------------------------

David H. Gunning                                 Principal of Encinitos Ventures; Former
  Director since 1987                            Chairman, President and Chief Executive
  Member -- Finance Committee and Audit          Officer of Capitol American Financial Corp.
            Committee                            (insurance company)
Age -- 56

Mr. Gunning served as Chairman, President and Chief Executive Officer of Capitol American Financial Corp. from 1993 until its sale in early 1997. Prior to that time, he was a partner in the law firm of Jones, Day, Reavis & Pogue.

--------------------------------------------------------------------------------

Edward E. Hood, Jr.                              Former Vice Chairman of the Board and
  Director since 1993                            Executive Officer of The General Electric
  Member -- Compensation Committee and           Company
            Finance Committee
Age -- 68

Mr. Hood retired from The General Electric Company in 1993. He is a Director of Lockheed Martin Corporation and Gerber Scientific Inc.
--------------------------------------------------------------------------------

Paul E. Lego                                     President of Intelligent Enterprises, Inc.
  Director since 1993                            (consulting)
  Member -- Compensation Committee and
            Finance Committee
Age -- 68

Mr. Lego has served as President of Intelligent Enterprises, Inc. since 1993. Prior to that time, he was Chairman and Chief Executive Officer of Westinghouse Electric Corporation. Mr. Lego is Chairman of Commonwealth Industries, Inc. and is a Director of Consolidated Natural Gas Company, PNC Bank Realty Holding Company and USX Corporation.

                              CONTINUING DIRECTORS
--------------------------------------------------------------------------------

DIRECTORS WHOSE TERM ENDS IN 2000                CURRENT OCCUPATION
----------------------------------------------------------------------------------------------
David C. Lincoln                                 President, Arizona Oxides LLC (manufacturer
  Director since 1958                            of iron oxide pigments); Former Chairman of
  Member -- Compensation Committee, Finance      Lincoln Laser Co. (manufacturer of laser
            Committee, and Nominating            scanning equipment)
            Committee
Age -- 73
----------------------------------------------------------------------------------------------
Henry L. Meyer, III                              President and Chief Operating Officer of
  Director since 1994                            KeyCorp (banking)
  Member -- Compensation Committee and
            Nominating Committee
Age -- 49

Mr. Meyer was elected President of KeyCorp in May 1997. He had previously been elected Vice Chairman of the Board and Chief Operating Officer of KeyCorp in September 1996. Prior to that election, Mr. Meyer served in senior executive positions with KeyBank (formerly Society National Bank), a subsidiary of KeyCorp, including most recently as Chairman of the Board and Chief Executive Officer. Mr. Meyer is a Director of KeyCorp.
--------------------------------------------------------------------------------

Frank L. Steingass                               Chairman of the Board and President of
  Director since 1971                            Buehler/ Steingass, Inc. (commercial
  Member -- Audit Committee and Nominating       printers)
            Committee
Age -- 59
----------------------------------------------------------------------------------------------
John M. Stropki, Jr.                             Executive Vice President of the Company
  Director since 1998                            President, North America
  Member -- Finance Committee
Age -- 48

Mr. Stropki was elected Executive Vice President and President, North America in May 1996 and was elected to the Board of Directors in May 1998. From December 1, 1994 through May 1996, Mr. Stropki served as Senior Vice President, Sales.

--------------------------------------------------------------------------------

DIRECTORS WHOSE TERM ENDS IN 2001                CURRENT OCCUPATION
----------------------------------------------------------------------------------------------
G. Russell Lincoln                               President of N.A.S.T. Inc. (financial
  Director since 1989                            consultants); Former Chairman of the Board
  Member -- Compensation Committee and           and Chief Executive Officer of Algan, Inc.
            Nominating Committee                 (manufacturer of industrial coatings and
                                                 chemicals for the printing industry)
Age -- 52
----------------------------------------------------------------------------------------------
Kathryn Jo Lincoln                               Chairman of The Lincoln Institute of Land
  Director since 1995                            Policy and President of The Lincoln
  Member -- Audit Committee and Nominating       Foundation, Inc. (non- profit corporations
            Committee                            for educational purposes)
Age -- 44
----------------------------------------------------------------------------------------------
Anthony A. Massaro                               Chairman, President and Chief Executive
  Director since 1996                            Officer of the Company
  Member -- Finance Committee
Age -- 55

Mr. Massaro was elected President and Chief Executive Officer on November 1, 1996 and was elected Chairman on May 28, 1997. From April 1 through October 31, 1996, Mr. Massaro served as President and Chief Operating Officer. From September 1995 through March 31, 1996, he served as Executive Vice President of the Company, directing international operations. Prior to that time, he was President and Chief Executive Officer of Lincoln Electric Europe. Mr. Massaro joined the Company in August 1993. He is also a Director of Thomas Industries, Inc.
--------------------------------------------------------------------------------

Ursula M. Burns                                  Vice President, Manufacturing Support,
  Director since 1999                            Corporate Strategic Services of Xerox
                                                 Corporation
Age -- 40

Ms. Burns was elected at the February Board meeting. Ms. Burns has been with Xerox in various capacities since 1982. Prior to her new post, Ms. Burns was Vice President and General Manager of the Departmental Business Unit, where she was responsible for all aspects of Xerox's worldwide mid-range analog and digital copier business. From 1995 to 1997, she held the position Vice President and General Manager of the Workgroup Copier Business Unit. Prior to that time, she held executive positions in other Xerox business units. She is also a Director of the Dames & Moore Group and PQ Corporation.
--------------------------------------------------------------------------------

                              FAMILY RELATIONSHIPS

     Our business was founded by John C. Lincoln, and managed for many years by his brother, James F. Lincoln. David C. Lincoln is the son of John C. Lincoln and the father of Kathryn Jo Lincoln. G. Russell Lincoln and Frank L. Steingass are the grandsons of James F. Lincoln, and first cousins. Harry Carlson is married to a granddaughter of James F. Lincoln and is therefore related to Frank
L. Steingass and G. Russell Lincoln as a first cousin by marriage.

                    BOARD OF DIRECTOR AND COMMITTEE MEETINGS

     Your Board of Directors maintains, among other committees, an Audit Committee, a Finance Committee, a Nominating Committee and a Compensation Committee, the members of which are identified on pages 2, 3 and 4 of this Proxy Statement. Your Board met seven times in 1998. Each Director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which such Director served.

     The Audit Committee met four times in 1998. The Audit Committee:

             - recommends engagement of the independent auditors;
             - reviews the arrangement and scope of the audit;
             - reviews the financial statements and performance of the
               independent auditors;
             - reviews the activities and recommendations of the Company's internal auditors;
             - considers comments made by the independent auditors with respect to the Company's system of internal accounting control;
             - reviews internal accounting procedures and controls with the
               Company's financial and accounting staff; and
             - reviews non-audit services provided by the Company's independent auditors.

     The Compensation Committee met six times in 1998. The Compensation
Committee:

             - reviews the salary levels of the Executive Officers and
               determines the compensation of the Chief Executive Officer and other executives who are among the five highest paid executives;
             - reviews and reports to the Board on matters pertaining to personnel development and succession planning; and
             - reviews and makes recommendations to the Board of Directors concerning all employee benefit plans.

     The Nominating Committee met six times in 1998. The Nominating Committee:

             - evaluates the composition of the Board of Directors and its governance and compensation;
             - recommends to the Board of Directors nominees for Director
               (including any nomination of qualified candidates submitted in writing by shareholders to the Company's Secretary); and
             - recommends to the Board of Directors candidates for election as
               Executive Officers of the Company.

    The Finance Committee met six times in 1998. The Finance Committee considers in more detail than is possible in a full Board meeting matters relating to the financial operation of the Company. Deliberations of the Finance Committee result in:

             - a report to the Board of Directors accompanied by any
               recommendations the Finance Committee deems appropriate;
             - interaction with management on matters under the purview of the
               Finance Committee; and
             - discussions with management on changes in such matters, which if appropriate are reported to the Board of Directors.

                               COMPENSATION OF DIRECTORS

     We pay Directors who are not Company employees an annual retainer of $20,000, $10,000 of which is payable in restricted voting shares under the Non-Employee Directors' Restricted Stock Plan. These shares vest at the earlier of three years, death or retirement from the Board of Directors. Under the Plan, we issued 257 Common Shares in January 1998 to each of the then current non-employee Directors. We pay non-employee Directors the following fees: Board meeting fee, $1,000; annual retainer for each committee membership, $2,000; and committee meeting fee, $800. Each committee chair is also paid an annual fee of $2,000.

     Through the Non-Employee Directors' Deferred Compensation Plan adopted in 1995, our non-employee Directors have the opportunity to defer payment of all or a portion of their annual cash compensation. Each

Director may elect to defer a specified dollar amount or percentage of the Director's fees. The deferral will be credited to the Director's account and deemed invested in either an obligation of the Company adjusted in accordance with the return of Standard & Poor's 500 Composite Stock Index, as calculated quarterly, and/or an obligation of the Company earning interest at a rate equal to the Moody's Corporate Average Bond Index, adjusted on a quarterly basis. Payment of fees deferred under the Plan, with earnings, will commence as of the earlier of termination of services as a Director, death or as of a date not less than two years after such fees are deferred as elected by the Director. At December 31, 1998, two Directors had elected to defer their cash compensation pursuant to this Plan.

     We have established a Directors' Charitable Award Program for non-employee Directors, funded through insurance policies on the lives of the participating Directors. In 1998 we paid $250,656 in premiums on such policies. Upon the death of a participating Director, we will donate an aggregate of $500,000 (in 10 annual installments) to one or more qualified charitable organizations recommended by the participating Director and approved by us. The Directors derive no financial benefit from the Program since all charitable deductions and the cash surrender value of life insurance policies accrue solely to us. All non-employee Directors, other than David C. Lincoln, Henry L. Meyer, III, Frank
L. Steingass and Ursula M. Burns, currently participate in the Program. Five years of service as a Director are required to vest benefits under the Program.

     Three Directors served on an advisory committee for the first nine months of 1998 in order to assist the Chairman with respect to strategic decisions regarding litigation in California. See "Item 3. Legal Proceedings" within our 10-K Report. Mr. Selhorst, a former Director, also served on the advisory committee through June 1998. We paid each of these Directors (and Mr. Selhorst) an additional retainer of $2,000 monthly.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding ownership of the Company's equity securities as of February 26, 1999 by the Directors, Director nominees, each of the Company's Executive Officers named in the Summary Compensation Table on page 10 and all Directors and Executive Officers as a group. Also set forth is information with respect to any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company as of February 26, 1999 to be an owner of more than 5% of the Company's Common Shares. Except as otherwise indicated, voting and investment power with respect to shares reported in this table are not shared with others.

                           BENEFICIAL OWNERSHIP TABLE

                   NON-EMPLOYEE                       NUMBER OF
                  DIRECTORS AND                     COMMON SHARES
                DIRECTOR NOMINEES                   OWNED (1)(2)          PERCENT
                -----------------                   -------------         -------
Ursula M. Burns...................................          412                *
Harry Carlson.....................................      378,453(3)             *
Thomas A. Corcoran................................           --               --
David H. Gunning..................................        8,286                *
Edward E. Hood, Jr................................        7,074                *
Paul E. Lego......................................        9,074                *
David C. Lincoln..................................    6,349,694(4)         13.87%
G. Russell Lincoln................................      273,368(5)             *
Kathryn Jo Lincoln................................    2,256,124(6)          4.93%
Henry L. Meyer, III...............................        9,074(7)             *
Frank L. Steingass................................      434,732(8)             *
NAMED EXECUTIVE OFFICERS
----------------------
Anthony A. Massaro................................       94,367(9)             *
John M. Stropki, Jr...............................       59,053(10)            *
H. Jay Elliott....................................       44,912(11)            *
Frederick G. Stueber..............................       27,013(12)            *
William J. Twyble.................................        4,341(13)            *
All Directors and Executive Officers as a group
  (18 persons)....................................    7,756,963(14)        16.95%
OTHER PERSONS
------------
The Lincoln Electric Company
401(k) Savings Plan
22801 St. Clair Avenue
Cleveland, OH 44117-1199..........................    1,620,513             3.54%
Neuberger Berman, LLC
Neuberger Berman Management Inc.
605 Third Avenue
New York, New York 10158-3698.....................    2,569,500(15)         5.61%

---------------

  * indicates less than 1%.

 (1) Reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission (the "Commission"), under which a person is deemed to be the beneficial owner of a security, for these purposes, if he or she has or shares voting power or investment power in respect of such security or has the right to acquire such security within 60 days of February 26, 1999.

 (2) Includes Common Shares subject to forfeiture and restrictions on transfer issued pursuant to the Company's Non-Employee Directors' Restricted Stock Plan.

 (3) Of the 378,453 shares, Mr. Carlson held of record 155,429 shares. Of the remaining 223,024 shares, 149,974 shares were held of record by his spouse, and 73,050 shares were held of record by a trust under which his spouse has investment and voting power. Mr. Carlson disclaims beneficial ownership of the shares held of record by his spouse and under the trust referenced in the preceding sentence.

 (4) Of the 6,349,694 shares, David C. Lincoln and his wife held of record an aggregate of 1,477,812 shares. The remaining 4,871,882 shares were held of record as follows: 2,216,244 shares by The Lincoln Foundation, Inc., of which Mr. Lincoln is a member of the Board of Trustees, as to which shares Mr. Lincoln disclaims beneficial ownership; 52,074 shares by the Estate of Helen C. Lincoln, of which Mr. Lincoln is a co-administrator, as to which shares Mr. Lincoln disclaims beneficial ownership; 485,446 shares by a trust for which Mr. Lincoln serves as a trustee and in which he has a lifetime pecuniary interest and as to which he otherwise disclaims beneficial ownership; 485,446 shares by a trust for which Mr. Lincoln serves as a trustee and in which his sister has a lifetime pecuniary interest, as to which shares Mr. Lincoln disclaims beneficial ownership; 1,383,300 shares by LFM, Inc., a corporation of which Mr. Lincoln is a Director, as to which shares Mr. Lincoln disclaims beneficial ownership; 120,000 shares by The Lincoln Fund, a Lincoln family partnership of which Mr. Lincoln is Managing Director; 80,000 shares by a trust of which Mr. Lincoln is a trustee, for the benefit of his nephew, as to which shares Mr. Lincoln disclaims beneficial ownership; 32,672 shares by two trusts for which Mr. Lincoln is a co-trustee, for the benefit of his nieces, as to which shares Mr. Lincoln disclaims beneficial ownership; and 16,700 shares by The Lincoln Health Foundation, a non-profit corporation of which Mr. Lincoln is a Director, as to which shares Mr. Lincoln disclaims beneficial ownership. Mr. Lincoln shares investment and voting power with respect to the shares owned by The Lincoln Foundation, Inc. with his daughter, Kathryn Jo Lincoln. Mr. Lincoln shares investment and voting power with respect to the shares owned by The Lincoln Health Foundation with his son, James Lincoln, and other non-family members.

 (5) Of the 273,368 shares, G. Russell Lincoln held of record 215,160 shares. An additional 514 shares were held of record by his spouse. Of the remaining 57,694 shares, 22,934 shares were held of record by three trusts, as to each of which Mr. Lincoln is a trustee, for the benefit of his minor children. Mr. Lincoln is also a trustee of 34,760 shares for the Laura P. Heath Family Trust. Mr. Lincoln disclaims beneficial ownership of the shares held by his spouse and the trusts.

 (6) Of the 2,256,124 shares, Ms. Lincoln held of record 38,380 shares. Ms. Lincoln's spouse held of record 1,500 shares, as to which shares Ms. Lincoln disclaims beneficial ownership. The remaining 2,216,244 shares were held of record by The Lincoln Foundation, Inc., of which Ms. Lincoln is the President, as to which shares Ms. Lincoln disclaims beneficial ownership. Ms. Lincoln shares investment and voting power with respect to the shares owned by The Lincoln Foundation, Inc. with her father, David C. Lincoln.

 (7) Held of record by a trust established by Mr. Meyer and his spouse, under which Mr. Meyer may be deemed to share voting and investment power.

 (8) Of the 434,732 shares, Mr. Steingass held of record 397,536 shares. The remaining 37,196 shares were held of record as follows: 3,000 shares by Buehler/Steingass, Inc., a corporation of which Mr. Steingass is Chairman of the Board and President, as to which shares Mr. Steingass disclaims beneficial ownership; and 34,196 shares by Mr. Steingass' spouse, as to which shares Mr. Steingass disclaims beneficial ownership.

 (9) Of the 94,367 shares, Mr. Massaro held of record 11,039 shares and has or had the right to acquire 83,332 shares upon the exercise of stock options within 60 days after February 26, 1999.

(10) Of the 59,053 shares, 18,727 shares were held of record by a trust established by Mr. Stropki and his spouse, under which Mr. Stropki may be deemed to share voting and investment power. In addition, Mr. Stropki has or had the right to acquire 40,328 shares upon the exercise of stock options within 60 days after February 26, 1999.

(11) Of the 44,912 shares, Mr. Elliott held of record 18,248 shares and has or had the right to acquire 26,666 shares upon the exercise of stock options within 60 days after February 26, 1999.

(12) Of the 27,013 shares, Mr. Stueber held of record 10,349 shares, 5,000 of which were subject to forfeiture and restrictions on transfer pursuant to the Company's Incentive Equity Plan and the employment agreement with Mr. Stueber. Mr. Stueber also has or had the right to acquire 16,664 shares upon the exercise of stock options within 60 days after February 26, 1999.

(13) Of the 4,341 shares, Mr. Twyble held of record 1,677 shares and has or had the right to acquire 2,664 shares upon the exercise of stock options within 60 days after February 26, 1999.

(14) Includes 182,986 shares which all Executive Officers and Directors, as a group, have or had the right to acquire upon the exercise of stock options within 60 days of February 26, 1999. Shares held of record by The Lincoln Foundation, Inc., over which both David C. Lincoln and Ms. Lincoln share investment and voting power, were only counted once in this total.

(15) Of the total amount reported beneficially owned by Neuberger Berman, LLC ("Neuberger"), Neuberger has sole voting power over 1,603,400 shares, shared voting power over 157,200 shares, and shared dispositive power over 2,569,500 shares. In its Schedule 13G filing with the Securities and Exchange Commission, Neuberger states that it holds such shares in the ordinary course of its business and not with the purpose nor with the effect of changing or influencing the control of the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers to file reports of ownership and changes in ownership with respect to the securities of the Company with the Securities and Exchange Commission and to furnish copies of these reports to the Company. Based on a review of these reports, the Company believes that for 1998 all filing requirements were met on a timely basis, with the exception of two transactions which were filed late on behalf of William J. Twyble and one exempt transaction which was filed late on behalf of Harry Carlson.

                           SUMMARY COMPENSATION TABLE

     The table below shows the before-tax compensation for the years shown for Mr. Massaro and the four next highest paid Executive Officers at the end of 1998.

                                                                                       LONG-TERM
                                              ANNUAL COMPENSATION                    COMPENSATION
                                    ---------------------------------------    -------------------------
                                                                  OTHER        SECURITIES
        NAME AND PRINCIPAL                                        ANNUAL       UNDERLYING    ALL OTHER
             POSITION               YEAR   SALARY     BONUS    COMPENSATION     OPTIONS     COMPENSATION
----------------------------------  ----   -------   -------     -------        -------        ------
Anthony A. Massaro................  1998   560,000   664,000                     70,000
  Chairman, President and           1997   532,917   560,000                     50,000
  Chief Executive Officer(1)        1996   380,833   300,000                    100,000
John M. Stropki, Jr...............  1998   250,000   248,000                     22,000
  Executive Vice President          1997   220,833   240,000                     24,000
  President, North America          1996   175,000   175,000                     40,000
H. Jay Elliott....................  1998   270,000   186,150                     18,000
  Senior Vice President,            1997   268,750   200,000                     20,000
  Chief Financial                   1996   255,000   125,000                     30,000
  Officer and Treasurer
Frederick G. Stueber..............  1998   210,000   140,000                     12,000
  Senior Vice President,            1997   209,167   140,000                     10,000
  General Counsel and               1996   200,000    75,000                     20,000
  Secretary
William J. Twyble.................  1998   175,380   110,700      60,338(3)       9,000
  Senior Vice President,
  Engineering & Marketing(2)

---------------

(1) Indicated amounts for 1996 include compensation as Chief Executive Officer from November 1, 1996.

(2) The individual was not among the five most highly compensated Executive Officers prior to 1998.

(3) Indicated amount is the aggregate, net of tax adjustments, of payments made to Mr. Twyble under his expatriate agreement, including cost of living adjustments and housing payments.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information relating to stock option grants for the year 1998 for our named Executive Officers. No stock appreciation rights were granted to the named Executive Officers or other optionees during 1998.

                                                 NO. OF         % OF TOTAL
                                                 SHARES       OPTIONS GRANTED
                                               UNDERLYING     TO EMPLOYEES IN     EXERCISE     EXPIRATION   GRANT DATE
                    NAME                         OPTIONS        FISCAL YEAR     PRICE ($/SH)      DATE      VALUE (1)
                    ----                      -------------   ---------------   ------------   ----------   ----------
Anthony A. Massaro...........................    70,000            23.7%          $22.375       11/11/08     $564,900
John M. Stropki, Jr..........................    22,000             7.4%           22.375       11/11/08      177,540
H. Jay Elliott...............................    18,000             6.1%           22.375       11/11/08      145,260
Frederick G. Stueber.........................    12,000             4.0%           22.375       11/11/08       96,840
William J. Twyble............................     9,000             3.0%           22.375       11/11/08       72,630

---------------

(1) All options were granted at an exercise price equal to the fair market value of the Company's Common Shares ($22.375) on the date of the grant. The value shown is based on the Black-Scholes option pricing model. The model assumes
    (a) volatility calculated using the trading information for the Company's Common Shares during the 100 week period ended January 1, 1999 (30.8% for the Company's Common Shares); (b) a risk-free rate of return based on the 10-year treasury bond rate at January 29, 1999 (4.66%); and a dividend yield for the Company's Common Shares of 2.16%.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information relating to exercisable and unexercisable stock options at December 31, 1998 for our named Executive Officers. The value of unexercised stock options is based on the difference between the exercise price of the options and the closing price of Lincoln Common on December 31, 1998, which was $22.25. No named Executive Officer exercised stock options during 1998. No stock appreciation rights were exercised or remained unexercised during the last fiscal year.

                                                            NUMBER OF
                                                      SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS               IN-THE-MONEY
                                                          AT FY-END(#)               OPTIONS AT FY-END($)
                                                   ---------------------------    ---------------------------
                      NAME                         EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
-------------------------------------------------    ------         -------        --------       --------
Anthony A. Massaro...............................    83,332         136,608        $593,217       $383,958
John M. Stropki, Jr..............................    40,328          51,334        $277,607       $164,585
H. Jay Elliott...................................    26,666          41,334        $184,371       $128,374
Frederick G. Stueber.............................    16,664          25,336        $118,629       $ 77,056
William J. Twyble................................     7,998          17,002        $ 52,570       $ 40,553

                 EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     Messrs. Massaro, Elliott and Stueber entered into employment agreements in July 1993, June 1993 and February 1995, respectively. The agreements grant credited service as of such dates for purposes of the supplemental executive retirement plan (the "SERP") of 29, 32 and 22 years, respectively, as of their respective dates of hire, assuming a normal retirement age of 60 and service of 45 years at age 65 for all. Messrs. Massaro and Elliott have a participation factor under the SERP of 100%. The agreements for Messrs. Massaro and Elliott also provide for severance pay equal to one year's base salary if they are terminated without cause. The agreement for Mr. Stueber provides that if he is terminated without cause prior to his sixth anniversary, he will be entitled to severance pay equal to three times his total compensation (base and bonus) for the preceding year. Thereafter, through his 10th anniversary, severance pay equals one year's total compensation.

     The Company adopted the Executive Benefit Plan in 1997. The plan has a specific limited scope. Benefits payable under the plan, if any, would be offset by benefits payable under the Deferred Compensation Plan and, for certain individuals, the SERP. Certain of the Company's employees, including the named Executive Officers, are entitled to receive a cash payment if there is a "change in control" of the Company, as defined in the Executive Benefit Plan, and certain employment conditions are satisfied. The Company has established a trust to hold the employees' accounts under the Executive Benefit Plan and has funded the trust with amounts sufficient to pay the benefits.

     The term "change in control" is defined in the Executive Benefit Plan described above to include certain changes in beneficial ownership of the Company's outstanding voting shares, certain changes in membership of the Company's Board of Directors, certain events of bankruptcy or insolvency and certain business combinations. In addition to the foregoing arrangements, the Company entered into agreements in 1998 with eight officers, including all current Executive Officers (except Mr. Twyble), designed generally to assure continued management in the event of a change in control of the Company. These arrangements are operative only if a change in control occurs. The agreements provide that following a change in control, a three-year severance period commences. If the Company were to terminate an officer's employment during the severance period, or if the officer were to terminate employment for reasons relating to changed circumstances, then the amounts and benefits the officer would be entitled to receive include (i) a lump sum payment equal to the amount of base and incentive pay that would have been paid to the officer for the greater of one year or the remainder of the severance period; (ii) long-term incentive awards granted prior to the change in control; and (iii) continuation of medical, life insurance, and other welfare benefits for the greater of one year or the remainder of the severance period, subject to reduction for comparable welfare benefits received in any subsequent employment. The officer would be entitled to receive an additional payment, net of taxes, to compensate for the excise tax imposed on these and other payments if they are determined to be excess parachute payments under the Internal Revenue Code. Payments under these agreements would be in lieu of any other rights to severance pay under other agreements.

                                PENSION BENEFITS

     We provide pension benefits for our Executive Officers under two defined benefit programs: the retirement annuity program (the "Retirement Annuity Program"), which has been in effect since 1936; and the SERP, which became effective January 1, 1994. We also maintain a supplemental deferred compensation plan (the "Deferred Compensation Plan") which became effective November 15, 1994. In 1997, we adopted The Lincoln Electric Company Executive Benefit Plan (the "Executive Benefit Plan"), which is triggered only in change in control situations and under which benefits paid will reduce and offset benefits payable under the Deferred Compensation Plan, and in certain circumstances, the SERP. Participation in the SERP, the Deferred Compensation Plan and the Executive Benefit Plan is limited to individuals chosen by the Compensation Committee.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The purpose of the SERP is, in part, to make up for limitations imposed by the Internal Revenue Code on payments of retirement benefits under the Company's tax qualified retirement plans, including the Retirement Annuity Program, and, primarily, to provide an aggregate competitive retirement benefit for SERP participants. The following table shows the estimated annual pension benefits provided under the SERP (inclusive of benefits payable under our qualified plans (including the employer provided benefit under the employee savings plan ("401(k) Savings Plan")) and, in certain cases, previous employer plans), which would be payable to employees in various compensation classifications upon retirement on December 31, 1998, at age 60 after the selected periods of service.

                               YEARS OF SERVICE
AVERAGE ANNUAL  -----------------------------------------------
 COMPENSATION   25 YRS.   30 YRS.   35 YRS.   40 YRS.   45 YRS.
--------------  -------   -------   -------   -------   -------
    200,000      56,146    70,596    85,046    99,496   113,896
    300,000      92,271   113,946   135,621   157,296   178,896
    400,000     128,396   157,296   186,196   215,096   243,896
    500,000     164,521   200,646   236,771   272,896   308,896
    600,000     200,646   243,996   287,346   330,696   373,896
    700,000     236,771   287,346   337,921   388,496   438,896
    800,000     272,896   330,696   388,496   446,296   503,896
    900,000     309,021   374,046   439,071   504,096   568,896
  1,000,000     345,146   417,396   489,646   561,896   633,896
  1,100,000     381,271   460,746   540,221   619,696   698,896
  1,200,000     417,396   504,096   590,796   677,496   763,896
  1,300,000     453,521   547,446   641,371   735,296   828,896

     Benefits under the SERP are based upon 1.445% of the average annual compensation for the three highest years in the seven-year period preceding retirement multiplied by the covered employee's years of service (including service with certain previous employers) except that the maximum benefit may not exceed 65% of the average annual compensation for the three highest years used in the calculation, and service after age 65 is not included. The benefits payable under the SERP are reduced by the maximum Social Security benefit payable in the year of retirement, and the table reflects such reduction. The amounts reflected in the table will also be reduced by the single life benefits payable under the Retirement Annuity Program, the lifetime benefit equivalence of any account balance under the ESOP, the lifetime benefit equivalence of any account balance attributable to employer matching contributions and/or Financial Security Program contributions under the 401(k) Savings Plan, and other employer-paid qualified plan benefits paid by previous employers (but only if prior years of service are awarded for service with that previous employer). Benefits under the plan are also reduced if the covered employee has participated in the plan for fewer than eight years at the time of retirement. Unless a different factor is set by the Compensation Committee, participants are credited with only 20% of the net amount of the benefit otherwise payable under the plan when they first become participants, and in each of the next eight years an additional 10% of the net amount of the benefit will become payable upon retirement. In conjunction with a restructuring of employee agreements to harmonize executive benefits under this plan, Messrs. Massaro and Elliott were granted 100% participation factors. The table reflects the benefits payable on a single life basis without reduction for the participation factor or offsets from the Company's plans or previous employer plans.

     The compensation covered by the SERP is the same as shown in the salary and bonus columns of the Summary Compensation Table on page 10. Credited service for SERP purposes for Messrs. Massaro, Elliott, Stropki, Stueber and Twyble is 34, 37, 27, 25 and 44 years respectively.

RETIREMENT ANNUITY PROGRAM

     Under the Retirement Annuity Program, each employee accumulates 2.5% of each year's base compensation (limited to $160,000) in the form of an annuity payable at normal retirement age (age 60). In addition to the 2.5% accumulation each year, the Company has granted, on a number of occasions, additional past service benefits. The Program also provides accumulated benefits to eligible spouses of deceased employees or former employees. Benefits under the Program are in addition to those payable under Social Security.

     The anticipated retirement benefits under the Retirement Annuity Program for the named Executive Officers with the highest compensation for 1998 are as follows:

                                                                 ANNUAL RETIREMENT
                             NAME                             ANNUITY PROGRAM BENEFITS
                             ----                             ------------------------
     Anthony A. Massaro...................................            $42,479(1)
     John M. Stropki, Jr..................................             87,964(1)
     H. Jay Elliott.......................................             32,232(1)
     Frederick G. Stueber.................................             70,500(1)
     William J. Twyble....................................                 --(2)

---------------

(1) Messrs. Massaro, Stropki, Elliott and Stueber are currently under normal retirement age. The amounts shown represent those anticipated at normal retirement age, assuming current compensation continues unchanged to that date, and the benefits are payable on a single life basis.

(2) Mr. Twyble is not a participant in this plan.

                             COMPENSATION COMMITTEE

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of your Board of Directors consists solely of non-employee Directors. Its primary charge is to determine and report to the Board of Directors on the compensation (or method of calculation thereof) for the Chairman, President and Chief Executive Officer and each other executive who is among the five highest paid executives. In addition, the Compensation Committee establishes and conducts succession planning for the Chief Executive Officer and reviews and makes recommendations to the Board of Directors concerning the Company's employee benefit programs, other than health and welfare programs. The Chief Executive Officer determines the compensation of the other Executive Officers, subject to Compensation Committee review and oversight.

EXECUTIVE COMPENSATION POLICY

     Our executive compensation policy is based on our long-standing commitment to incentive-based compensation for all employees, including officers. The cash bonus program exemplifies this commitment. For many years, The Lincoln Electric Company, the Company's principal domestic subsidiary, has administered a discretionary employee bonus program featuring a cash distribution determined on the basis of a formula that takes into account individual earnings and individual performance. Virtually all domestic employees participate in the program. The cost of this program, net of hospitalization costs but inclusive of payroll taxes, was $76.5 million in 1998, $74.9 million in 1997 and $66.7 million in 1996. Foreign subsidiaries have also generally adopted formula-based cash bonus programs, although the flexibility and desirability of such programs varies from country to country.

     The Committee's approach to executive compensation is generally the same as our Company's approach to employee compensation. The base salaries of executives are set at approximately the 40th percentile of the Company's peer group; i.e. base salaries are somewhat below market average. The Committee believes, however, that cash bonus opportunities should be above average, with the 75th percentile of our peer group retained as the target for total cash compensation. In making these determinations, the Committee uses a peer group consisting of 200-300 manufacturers based in the United States having revenues comparable to the Company's revenues. The Committee also believes that individual circumstances and performance should be a factor in incentive awards, both positively and negatively -- notwithstanding our performance against financial targets. The financial targets for 1998 were based on earnings before interest, taxes and the cash bonus referred to above. Individual financial targets will vary, with a portion attributable to consolidated financial results and a portion attributable to regional/divisional results, depending upon the individual's responsibilities. Financial targets were set on the same basis for 1999. The compensation paid to executives in 1998, in addition to weighting for personal performance, reflected our Company's superior performance and the fact that financial targets for 1998 were generally either exceeded or met.

     The Committee's philosophy, after taking into account lower than average base salaries and above average cash bonus opportunities, includes a third principle, which is that long-term incentive opportunities should be established that rank executives at the median of their peer group for such long-term incentive programs. As a result, annual stock option grants are expected to be made, as was the case in 1998. The Committee extended the scope of the program in 1998 in terms of the number of participants. A long-term cash plan, based on earnings growth over a three-year period, was also introduced in 1997 and followed in 1998. The Committee believes, however, that long-term incentive compensation should be weighted toward equity rewards.

CEO COMPENSATION

     Mr. Massaro's compensation in 1998 reflects the Compensation Committee's three-part philosophy, emphasizing incentives and performance: base compensation of approximately $560,000, below his peer group median; cash bonus of $664,000, which is superior pay for superior performance against financial targets, placing him in the upper quartile for his peer group; and stock option grants for long-term incentive compensation placing Mr. Massaro at what the Compensation Committee believes is the median of his peer group for long-term incentive programs.

OTHER EXECUTIVE OFFICERS

     The base salaries of Messrs. Elliott, Stropki, Stueber and Twyble were established according to the principles discussed above. An aggregate of $684,850 was paid in 1998 to Messrs. Elliott, Stropki, Stueber and Twyble as the target award; thus 43% of their total compensation was at risk. Aggregate option grants for 61,000 shares were made to these individuals under the Company's 1998 Stock Option Plan.

1993 TAX ACT

     The Compensation Committee's general philosophy is to "qualify" future long-term incentive plans for tax deductibility wherever appropriate, recognizing that, under certain circumstances, the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 may be exceeded. All compensation paid during 1998 was deductible.

     The foregoing report has been furnished by the Compensation Committee.

        Edward E. Hood, Jr., Chairman
        Paul E. Lego
        David C. Lincoln
        G. Russell Lincoln
        Henry L. Meyer, III

                             CUMULATIVE SHAREHOLDER
                      RETURN AND PERFORMANCE PRESENTATION

     Shown below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on our Common Shares against the cumulative total return of the S&P Composite--500 Stock Index and The Russell 2000 Stock Index for the five-year calendar period commencing January 1, 1994 and ending December 31, 1998. This graph assumes that $100 was invested on December 31, 1993 in each of Lincoln Common, the S&P 500 companies and a peer group of companies. A compatible peer-group index for the welding industry, in general, was not readily available because the industry is comprised of a relatively small number of competitors, many of whom either are based overseas and/or are privately-held and not actively traded in the United States. The Russell 2000 represents a developed index based on a concentration of companies having relatively small market capitalization, published by the Frank Russell Company.

                        FIVE YEAR PERFORMANCE COMPARISON
                     LINCOLN COMMON, S&P 500, RUSSELL 2000
PERFORMANCE GRAPH              COMPOSITE INDICES

                                                         LINCOLN                     S&P 500                  RUSSELL 2000
                                                         -------                     -------                  ------------
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                   225.14                      101.28                       96.82
'1995'                                                   310.74                      138.88                      122.19
'1996'                                                   414.47                      170.38                      140.23
'1997'                                                   497.78                      226.78                      169.00
'1998'                                                   576.55                      291.04                      163.18

                                        1993      1994      1995      1996      1997      1998
                                       ------    ------    ------    ------    ------    ------
Lincoln..............................  100.00    225.14    310.74    414.47    497.78    576.55
S&P 500..............................  100.00    101.28    138.88    170.38    226.78    291.04
Russell 2000.........................  100.00     96.82    122.19    140.23    169.00    163.18

                                  TRANSACTIONS

     Buehler/Steingass, Inc., of which Frank L. Steingass, one of our Directors, is President and a principal shareholder, received approximately $495,449 for printing catalogs and other materials for the Company during 1998. It is anticipated that Buehler/Steingass, Inc. will continue to provide printing services to the Company in 1999 on miscellaneous matters.

     Henry L. Meyer, III, also one of our Directors, is Vice Chairman and Chief Operating Officer of KeyCorp. KeyBank, a subsidiary of KeyCorp, serves as the agent bank for the Company's $200 million Credit Agreement, a principal credit facility of ours in which 10 institutions participate. KeyBank has made the largest commitment thereunder, in the amount of $67.5 million. KeyBank has provided other credit facilities to or on behalf of the Company in the aggregate amount of approximately $32 million.

     All of the transactions reported above were carried out in the ordinary course of business upon terms no less favorable to us than would apply to similar transactions with unrelated companies.

                      RATIFICATION OF INDEPENDENT AUDITORS
                                   Item No. 2

     A proposal will be presented at the Annual Meeting to ratify the appointment of the firm of Ernst & Young LLP as independent auditors to examine our books of account and other records for the fiscal year ending December 31, 1999. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate shareholder questions. Although such ratification is not required by law, the Board of Directors believes that shareholders should be given this opportunity to express their views on the subject. While not binding on the Board of Directors, the failure of the shareholders to ratify the appointment of Ernst & Young LLP as the Company's independent auditors would be considered by the Board of Directors in determining whether or not to continue the engagement of Ernst & Young LLP. Ratification requires the affirmative vote of the majority of the Company's Common Shares present or represented and entitled to vote on the matter at the Annual Meeting. Unless otherwise directed, shares represented by proxy will be voted for ratification of the appointment of Ernst & Young LLP.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that are likely to be brought before the Annual Meeting, but if any such matters properly come before the Annual Meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

     Any proposal by shareholders intended to be presented at next year's Annual Meeting of Shareholders, to be held in May of 2000, must be received by the Company, addressed to its principal executive offices at 22801 St. Clair Avenue, Cleveland, Ohio 44117-1199, Attention: Secretary, for inclusion in the Proxy Statement of the Company relating to such meeting on or before December 1, 1999. If any shareholder proposal is submitted after February 14, 2000, the Board of Directors will be allowed to use its discretionary voting authority when the proposal is raised at the Annual Meeting of Shareholders, without any discussion of the matter in the Proxy Statement.

LINCOLN ELECTRIC HOLDINGS, INC.

Frederick G. Stueber
Secretary

By Order of the Board of Directors
Cleveland, Ohio

March 31, 1999

[MAP]

PROXY                                                                      PROXY

                        LINCOLN ELECTRIC HOLDINGS, INC.
                 PROXY FOR 1999 ANNUAL MEETING OF SHAREHOLDERS
                (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

                                 COMMON SHARES

The undersigned hereby appoints Anthony A. Massaro, H. Jay Elliott and Frederick
G. Stueber, and each of them, as Proxies, with full power of substitution, to vote and act on behalf of the undersigned at the Annual Meeting of Shareholders of Lincoln Electric Holdings, Inc. to be held at the Wellington Center, 777 Alpha Drive, Highland Heights, Ohio 44143, on May 4, 1999, at 3:00 p.m., or at any adjournment thereof, on all matters properly coming before the meeting.

ELECTION OF DIRECTORS FOR TERM ENDING 2002:                   (change of address)

Nominees:   Harry Carlson
            Thomas A. Corcoran                                ------------------------------------------------------------
            David H. Gunning
            Edward E. Hood, Jr.                               ------------------------------------------------------------
            Paul E. Lego
                                                              ------------------------------------------------------------

                                                              ------------------------------------------------------------
                                                              (If you have written in the above space, please mark the
                                                              corresponding box on the reverse side of this card.)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ABOVE AND FOR RATIFICATION OF THE INDEPENDENT AUDITORS (Item 2).

                                                              [SEE REVERSE SIDE]

 ...............................................................................

                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT

               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                        LINCOLN ELECTRIC HOLDINGS, INC.
     PLEASE MARK DIRECTIONS IN BOXES IN THE FOLLOWING MANNER USING DARK INK
                                   ONLY. LOGO


                                                                                              FOR
                                                                            FOR   WITHHELD    ALL
1. ELECTION OF DIRECTORS --                                                 ALL     ALL      EXCEPT
   See Reverse Side.
   For, except vote withheld from the following nominee(s):
                                                                            [ ]     [ ]        [ ]
 ---------------------------------------------------------


2. RATIFICATION OF INDEPENDENT AUDITORS                                     FOR   AGAINST    ABSTAIN
                                                                            [ ]     [ ]        [ ]



                                                                           CHANGE OF ADDRESS   [ ]



                                                   THE BOARD OF DIRECTORS
                                                   RECOMMENDS A VOTE "FOR" ITEMS
                                                   1 AND 2.

                                                   In their discretion, the
                                                   Proxies are authorized to
                                                   vote upon such other business
                                                   as may properly come before
                                                   this meeting.

                                                   Dated:                 , 1999
                                                         -----------------

                                                   Signature(s)
                                                               -----------------

                                                   -----------------------------
                                                   NOTE: Please sign exactly as
                                                   name appears printed hereon.
                                                   Joint owners should each
                                                   sign. When signing as
                                                   attorney, executor,
                                                   administrator, trustee or
                                                   guardian, please give full
                                                   title as such.


 ................................................................................

                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT

               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                          THE LINCOLN ELECTRIC COMPANY
                             EMPLOYEE SAVINGS PLAN
                VOTING DIRECTION FORM FOR 1999 ANNUAL MEETING OF
                SHAREHOLDERS OF LINCOLN ELECTRIC HOLDINGS, INC.

                                 COMMON SHARES

ELECTION OF DIRECTORS FOR TERM ENDING 2002:

NOMINEES: Harry Carlson
          Thomas A. Corcoran
          David H. Gunning
          Edward E. Hood, Jr.
          Paul E. Lego

THIS VOTING DIRECTION FORM, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
         DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT OR BENEFICIARY.
                                                              [SEE REVERSE SIDE]

 ...............................................................................

                    FOLD AND DETACH HERE (SEE REVERSE SIDE)

                        LINCOLN ELECTRIC HOLDINGS, INC.
     PLEASE MARK DIRECTIONS IN BOXES IN THE FOLLOWING MANNER USING DARK INK
                                   ONLY. LOGO

                                    FOR    WITHHELD FOR ALL
                                    ALL      ALL     EXCEPT                                FOR    AGAINST  ABSTAIN
                                    [ ]    [ ]      [ ]                                    [ ]    [ ]      [ ]

1. ELECTION OF DIRECTORS --                                 2. RATIFICATION OF INDEPENDENT
   See Reverse Side.                                           AUDITORS
    For, except vote withheld
    from the following nominee(s):

    _____________________________                            THE BOARD OF DIRECTORS
                                                             RECOMMENDS A VOTE "FOR" ITEMS
                                                             1 AND 2.

                                                             In its discretion, the
                                                             Trustee of the Employee
                                                             Savings Plan is authorized to
                                                             vote upon such other business
                                                             as may properly come before
                                                             this meeting.

                                                             Dated: ________________, 1999

                                                             Signature(s) __________________

                                                             Signature(s) __________________

                                                             NOTE: Please return this
                                                             voting direction form in the
                                                             enclosed envelope for receipt
                                                             by 5:00 p.m., Eastern Standard
                                                             Time,April 27, 1999. No postage
                                                             is  required if mailed in the
                                                             United States.




 ...............................................................................

                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT

         PLEASE VOTE, SIGN, DATE AND RETURN THIS VOTING DIRECTION FORM
                     PROMPTLY USING THE ENCLOSED ENVELOPE.